THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY. THE SHARES BEING SOLD HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SALE PRICE WAS DETERMINED ARBITRARILY BY THE SELLERS AND BEARS NO RELATIONSHIP TO THE ASSETS, EARNINGS, BOOK VALUE, CURRENT OR FUTURE TRADING PRICE OF THE SHARES, OR ANY OTHER CRITERIA.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT is made and entered into this 29th day of August, 2017 by and among CONTACT MINERALS CORP., a Nevada corporation (the "Company"), Kerry J. McCullagh (the "Seller"), and the purchasers set forth on Exhibit A, attached hereto and incorporated herein (each, a "Purchaser", and collectively, the “Purchasers”).

            NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Purchase and Sale. The Company and the Seller hereby agrees to issue and sell to the Purchasers (as applicable), and the Purchasers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to receive and purchase from the Company and the Seller the following:

1.1.	7,000,000 shares of Common Stock of the Company (the "Seller Shares”), which constitutes all securities of the Company beneficially owned by Seller; and

1.2.	78,770,000 shares of Common Stock of the Company, which shall be issued by the Company to the Purchasers (the “Issued Shares”)

The Seller Shares shall be transferred to the Purchasers for a purchase price equal to Eighty-Five-Thousand Dollars ($50,000) (“Seller Shares Purchase Price”), payable in immediately available funds in United States currency. The Issued Shares shall be issued to the Purchasers for a purchase price equal to Two Hundred Forty-Six Thousand Five Hundred Dollars ($300,000) (the “Issued Shares Purchase Price,” and together with the Seller Shares Purchase Price, the “Aggregate Purchase Price”) payable in immediately available funds in United States currency. The Seller Shares and Issued Shares (collectively, the “Securities”) shall be delivered to the Purchasers in the amounts as set forth on Exhibit A. The Company, Purchasers and Seller acknowledge and accept that the trading price of the Securities may decrease or increase subsequent to the sale of the Securities. The Company, Purchaser and Sellers waive claims to any losses as a result of the sale of the Securities.

2.        Payment of Aggregate Purchase Price. The parties acknowledge and agree that the Company is indebted to the Seller in the aggregate amount that exceed of $265,000 (the “Seller Indebtedness”). The Seller and the Company agree and acknowledge that the Issued Shares Purchase Price shall be paid directly to the Seller in settlement of the Seller Indebtedness and in settlement of any and all claims against the Company by the Seller. Such payment shall be deemed paid in full without the requirement of any further action by the Purchaser or the Company. The Aggregate Purchase Price shall be disbursed directly to the Seller or to such individuals designated by the Seller, which may be amended from time to time by the Seller in a written communication delivered to the Escrow Agent (as hereinafter defined.

3.        Closing. The Closing of the purchase and sale of the Securities shall occur upon the satisfaction or waiver of all conditions set forth below, but no later than 5 PM EST September 5, 2017, or such other date as may be determined by the parties.

            3.1.        Condition Precedent. As a condition precedent to the obligations of the Purchasers to purchase the Securities, the Purchasers shall have conducted a due diligence review of the Company and its books and records to its full satisfaction.

            3.2.        Sellers/Company Deliverables: Unless waived in writing by Purchasers, the Seller and the Company shall:

                   3.2.1. Ten calendar days prior to the Closing, cause the Company to file and mail to each of the Company stockholders an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934, as amended (as hereinafter defined);

                   3.2.2. Prior to the Closing:

                   3.2.2.1. Cause the Company to timely file a Current Report on Form 8-K disclosing the entry by the Seller of this Agreement;

                   3.2.2.2. Deliver to the Escrow Agent the Company books and records, unless otherwise agreed to in writing by the parties;

                   3.2.2.3. All management accounts and other records desirable and necessary for Purchasers to prepare and file the Company’s annual report for the fiscal year ended July 31, 2017, on Form 10-K with the Securities and Exchange Commission;

                   3.2.2.4. Written confirmation of (i) payment in full of all loans and payables of the Company, including without limitation, those made by affiliates of the Company; and (ii) termination of all office leases;

                   3.2.2.5. Signed resignation letters of all existing officers and directors of the Company;

                   3.2.2.6. Executed Board consents appointing designees of the Purchasers as directors and officers of the Company;

                   3.2.2.7. All Edgar and other codes of the Company necessary to make filings with the Securities and Exchange Commission;

                   3.2.2.8. Contact information of all service providers of the Company necessary or desirable to comply with SEC rules and regulations and to maintain listing on the over the counter bulletin board, which shall include without limitation, independent auditors, legal counsel, transfer agent, registered agent, market maker and edgarizer;

                   3.2.2.9. Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Securities to the Purchasers, including the issuance of stock certificates representing the Securities to the Purchasers.

            3.3.        Purchaser Deliverables: On or prior to the Closing, the Purchasers shall deliver: (i) the Aggregate Purchase Price to the Escrow Agent; and (ii) upon the satisfaction of the terms set forth in Section 2.2 hereof as determined by Purchasers in their discretion, written acknowledgement that Purchasers are satisfied with the results of their due diligence review of the Company and its books and records.

4.        Resignation of Old and Appointment of New Board of Directors and Officers. The Company and the Seller shall take such corporate action(s) and make such SEC filings on Schedule 14F-1 in compliance with the Exchange Act Rules and as otherwise required by the Company Articles of Incorporation and/or Bylaws to duly (a) appoint the below named persons to their respective positions, to be effective as of the Closing Date, and (b) obtain and submit to the Purchasers, together with all required corporate action(s) the resignation of all members of the board of directors, and any and all corporate officers as of the Closing Date, all of which actions shall be certified and delivered to the Purchasers as effective at Closing by the Seller in such form and substance satisfactory to the Purchasers. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other officers or directors shall be appointed or elected to serve the Company except as otherwise expressly provided herein.

Name	Position
Shiong Han Wee	Director
Kwueh Lin Wong	Director

5.        Representations and Warranties of Seller. Each of the Company and the Seller hereby severally represents and warrants to each of the following as of the date hereof and the Closing Date:

            5.1.        Corporate Existence and Power. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

            5.2.        Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the equity securities of or any interest in any corporation, partnership, limited liability company or other business entity.

            5.3.        Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Seller and the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Seller or the Company or any requirement of law applicable to the Company, and (d) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending, initiated, or, to the knowledge of the Sellers, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

            5.4.        Governmental Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Securities) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

            5.5.        Capitalization.

                          5.5.1.        The Company's authorized capital stock consists solely of 300,000,000 shares of common stock, of which 16,530,000 shares are issued and outstanding, and 15,000,000 authorized shares of preferred stock, of which no shares are issued and outstanding. All shares of Company stock are owned of record and beneficially by the shareholders in the amounts set forth in the Shareholder’s list attached hereto as Exhibit B. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

                          5.5.2.        Seller is the legal owner, and has good and marketable title (beneficially and of record) to all of the Seller Shares. The Securities, when issued to the Purchasers pursuant to this Agreement, will: (i) be duly authorized, validly issued, and outstanding; (ii) be fully paid, non-assessable, and free of preemptive rights; (iii) be free and clear of any and all pledges, claims, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever; and (iv) constitute Ninety Percent (90%) of the issued and outstanding securities of the Company on a fully diluted basis. (i) There are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws or by the express terms of this Agreement. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

            5.6.        Agreements. Except for this Agreement and the Escrow Agreement (as hereinafter defined), there are no agreements, understandings, instruments, contracts or proposed transactions, or judgments, orders, writs or decrees, to which the Company is a party or by which it is bound. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities.

            5.7.        Absence of Undisclosed Liabilities. As of the dates of the Company's financial statements, the Company had no liabilities, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company.

            5.8.        Absence of All Liabilities.

                   5.8.1.        The Company has no liabilities, either accrued or contingent, whether or not of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due. Except for the Seller Indebtedness which will be paid in full at Closing, the Company has fully paid all debtors, vendors and service providers for all obligations that have become due and payable as of the Closing Date.

                   5.8.2.        There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, Seller or the Company's properties or business. The Company has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

                   5.8.3.        The Company has filed all tax returns required to have been filed. All such tax returns were correct and complete in all material respects. All taxes owed by the Company (whether or not shown on any tax return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any tax return. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company's knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. To the Company's knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

            5.9.        Financial Statements. The Company's financial statements fairly present the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby and will be prepared in accordance with generally accepted accounting principles and practices consistently applied and consistent with the books and records of the Company.

            5.10.      Binding Effect. This Agreement has been duly executed and delivered by the Seller and the Company, and constitutes the legal, valid and binding obligation of the Purchasers, Seller and the Company, enforceable against the Seller and the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            5.11.      Private Offering. No registration of the Securities, pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws, will be required by the sale of the Securities in the manner contemplated in Section 1 herein. The Company and Seller agree that neither he or she, nor anyone acting on its, his or her behalf, shall offer to sell the Securities or any other securities of the Company so as to require the registration of the Securities pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

            5.12.      Disclosure. The Company and Seller understand and confirm that Purchasers are relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the United States Securities Exchange by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Purchaser regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Seller or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.        Representations, Warranties and Covenants of Purchasers. Each of the Purchasers hereby severally covenants, represents and warrants to the Company and Seller as follows, and acknowledges that the Company and Seller are relying upon such covenants, representations and warranties in connection with the sale of the Securities the Purchasers:

6.1.

The Purchasers acknowledge and agree that the Securities are “restricted securities” within the meaning of the U.S. Securities Act and will be issued to the Purchasers in accordance with Regulation S of the U.S. Securities Act. Any certificates representing the Securities will be endorsed with the following legend in accordance with Regulation S of the U.S. Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

6.2.

The Purchasers agree not to reoffer, resell, transfer or dispose the Securities unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration under the U. S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act, and any applicable state securities laws. The Purchasers further agrees that the Company may refuse to register any resale or transfer of the Securities not made pursuant to an effective registration under the U. S. Securities Act and any applicable state securities law or pursuant to an available exemption from the registration requirements of the U.S. Securities Act;

6.3.	Each of the Purchasers are not a U.S. Person, as defined in Regulation S of the U.S. Securities Act;

6.4.

Each Purchaser has satisfied himself/herself/itself as to the full observance of the laws of that Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Securities imposed by the jurisdiction in which that Purchaser is resident.

6.5.

An investment in the Company’s securities is highly speculative, and the Purchasers are an investor in securities of companies in the development stage and acknowledges that each Purchaser is able to fend for himself, can bear the economic risk of his investment, has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the securities of the Company;

6.6.	The Purchasers can bear the economic risk of an investment in the securities of the Company;

6.7.

The Purchasers have had full opportunity to review the Company’s filings with the SEC, including the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and additional information regarding the business and financial condition of the Company. The Purchasers believe they have received all the information they consider considers necessary or appropriate for deciding whether to purchase the Securities. The Purchasers further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities under this Agreement and the business, properties, prospects and financial condition of the Company. The Purchasers have had full opportunity to discuss this information with the Purchasers’ legal and financial advisers prior to execution of this Agreement;

6.8.

The Purchasers acknowledge that they have been informed that the offering of the Securities by the Company and the Seller Shares by the Seller, have not been reviewed by the SEC or any other regulatory body and that the Securities are being issued by the Company pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

6.9.

The Purchasers understand that the Securities will be "restricted securities" under the U.S. Securities Act and the rules and regulations promulgated thereunder as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act only in certain limited circumstances. In this connection, the Purchasers represents that it they are familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act and the rules and regulations promulgated thereunder.

6.10.	The Purchasers acknowledges that the Company is in the early stages of development of its business and may require substantial funds in the near future in order to continue as a going concern.

6.11.	The Purchasers are not aware of any general solicitation or advertisement of the Securities.

6.12.

The Purchasers acknowledge that the Company is a “shell company” as that term is defined in as defined in Rule 12b-2 promulgated under the U.S. Securities Exchange Act an “accredited investor” as that term is defined under NI 45-106.

6.13.

The Purchasers acknowledges and agree that the Company is an “OTC reporting issuer” as that term is defined in MI 51-105, and that the Securities will be issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws. The Purchasers further acknowledges and agrees that the Securities may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105, the Purchasers will, and will cause their affiliates to, comply with such conditions in making any trade of the Securities in or form a jurisdiction in Canada and the Company will refuse to register any transfer of the Securities made in connection with a trade of the Securities in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105. Notwithstanding the generality of the foregoing, as of the date hereof, MI 51-105 generally provides that the Securities may not be traded in or form a jurisdiction in Canada unless the following conditions have been met:

6.13.1.	A four-month period has passed from the later of (i) the date that the Company distributed the Securities, and (ii) the date the Securities were distributed by a control person of the Company;

6.13.2.	If the person trading the Securities is a control person of the Company, such person has held the Securities for at least 6 months;

6.13.3.

The number of the Securities that the person proposes to trade, plus the number of common shares of the Company that such person has traded in the preceding 12 months, does not exceed 5% of the Company’s outstanding common shares;

6.13.4.	The trade is made through an investment dealer registered in a jurisdiction in Canada;

6.13.5.	The investment dealer executes the trade through any of the over-the-counter markets in the United States;

6.13.6.	There has been no unusual effort made to prepare the market or create a demand for the Securities;

6.13.7.	No extraordinary commission or other consideration is paid to a person for the trade;

6.13.8.	If the person trading the Securities is an insider of the Company, the person reasonably believes that the Company is not in default of securities legislation; and

6.13.9.	All certificates representing the Securities bear the Canadian restrictive legend set out in Section 13(1) of MI 51-105.

6.14.

As of the date hereof, the Purchasers represent and warrant to the Company that they do not presently intend to trade the Securities in or from a jurisdiction in Canada. If, after the date hereof, the Purchasers elect to trade the Securities in or from a jurisdiction in Canada, they will, prior to any such trade, and in addition to complying with the provisions of section 6.13 of this Agreement, re-submit all certificates representing the Securities to the Purchasers for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

6.15.

The Purchaser covenants to take such steps as reasonably necessary to keep the Company’s reporting issuer status in British Columbia in good standing, including complying the applicable regulatory requirements until such time the Company is able to deregister as a MI 51-105 “OTC reporting issuer.” Purchaser acknowledges that failure to comply with British Columbia regulatory requirements may result in regulatory consequences.

7.

Acknowledgement of Escrow Agent as Purchaser Counsel. The Seller and Purchasers hereby acknowledge that they are parties to that certain Escrow Agreement dated August ___, 2017, by and among Chen-Drake Law Group (“Escrow Agent”), the Purchasers, the Company and the Seller (the “Escrow Agreement”), pursuant to which the Company, Seller and Purchasers established an escrow account and appointed Escrow Agent to serve as the escrow agent thereto in accordance with the terms and conditions of the Escrow Agreement. The Company, Seller and Purchasers hereby acknowledge that Escrow Agent: (i) is legal counsel to the Purchasers; (ii) has explained to each of it the potential conflicts arising from having legal counsel to the Purchasers serve as the Escrow Agent; and (iii) has advised each of them to seek independent counsel to review the terms of this Agreement and the Escrow Agreement. Each of the Company, Seller and Purchasers hereby acknowledges that it, he or she has had the opportunity to seek such independent counsel and agrees to waive all potential and actual conflicts arising from having Escrow Agent serve as Escrow Agent. The parties further acknowledge that the duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth in the Escrow Agreement and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Purchasers and the Seller or to which any of the Purchasers or the Seller are a party, even though reference thereto may be made herein, or to comply with any direction or instruction from any of the Purchasers or the Seller or any entity acting on its behalf. The Purchasers and the Seller hereby expressly acknowledge their appointment of Escrow Agent to serve as the escrow agent in accordance with the terms and conditions of the Escrow Agreement.

8.

Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Purchasers, the Company and Seller. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be filed and heard only in the state courts of Nevada. The Agreement will be government by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[The remainder of this page has been intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

COMPANY:	PURCHASER:

CONTACT MINERALS CORP.,
A Nevada corporation

By: ________________________________
Kerry J. McCullagh	Shiong Han Wee
Chief Executive Officer, President,	Address: ________________________________
Chief Financial Officer and Secretary	________________________________
Address: 595 Hornby Street, Suite 706	________________________________
Vancouver, British Columbia
Canada

SELLER:	PURCHASER:

Kerry J. McCullagh	Kwueh Lin Wong
Address: ________________________________
Address: ___________________________________	________________________________
___________________________________	________________________________
___________________________________

EXHIBIT A

PURCHASERS

Amount of Shares
Shiong Han Wee	42,885,000
Kwueh Lin Wong	42,885,000

EXHIBIT B

SHAREHOLDERS LIST

[See Attachment]